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                                                                     EXHIBIT 4.2



                          CENTRAL GARDEN & PET COMPANY
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT


      1.   Grant of Option.  Central Garden & Pet Company (the "Company") hereby
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grants to ____________________ (the "Director") under the Central Garden & Pet
Company Nonemployee Director Stock Option Plan (the "Plan"), as a separate incentive in connection with his or her service on the Board and not in lieu of any fees or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of 10,000 shares of authorized but unissued or treasury shares of common stock, $0.01 par value, of the Company ("Shares"). The option granted hereby is not intended to be an incentive stock option within the meaning of section 422 of the Code.

      2.   Exercise Price.  The purchase price per Share for this option (the
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"Exercise Price") shall be $9.00, which is the Fair Market Value per Share on
February 20, 1996, the effective date of this Agreement (the "Grant Date").

      3.   Number of Shares.  The number and class of Shares specified in
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Paragraph 1 above, and/or the Exercise Price, are subject to appropriate adjustment in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares; provided, however, that the number of Shares subject to this option shall always be a whole number. Subject to any required action of the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation, the option granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled.

      4.   Commencement of Exercisability.  The right to exercise this option
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shall accrue as to 100% of the Shares subject thereto on the fourth anniversary date of the Grant Date; provided, however, that, if prior to such date, the Director terminates his service on the Board on account of death or Disability, the option shall become exercisable in full on the date of such termination of service.
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      5.   Termination of Option.  The right to exercise this option shall
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terminate on the fifth anniversary date of the Grant Date.

      6.   Persons Eligible to Exercise.  This option shall be exercisable
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during the Director's lifetime only by the Director.  This option is not transferable, except that the Director may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

      7.   Death of the Director.  To the extent exercisable after the
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Director's death, this option shall be exercised only by the Director's designated beneficiary or beneficiaries, or if no beneficiary survives the Director, by the person or persons entitled to the option under the Director's will, or if the Director fails to make a testamentary disposition of the option, his or her legal representative. Any such transferee must furnish the Company
(a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

      8.   Exercise of Option.  This option may be exercised by the person then
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entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Exercise Price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

      9.   Suspension of Exercisability.  If at any time the Company shall
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determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
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      10.   No Rights of Stockholder.  Neither the Director nor any person
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claiming under or through the Director shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director (or such other person).

      11.   No Effect on Service.  Nothing in this Agreement or the Plan shall
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interfere with or limit in any way the right of the Company to terminate the
Director's service on the Board at any time, with or without cause.

      12.   Addresses for Notices.  Any notice to be given to the Company under
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the terms of this Agreement shall be addressed to the Company, in care of its
Secretary, 3697 Mt. Diablo Boulevard, Lafayette, CA 94549, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director shall be addressed to the Director at the address set forth beneath the Director's signature hereto, or at such other address as the Director may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

      13.   Option is Not Transferable.  Except as otherwise provided herein,
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this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

      14.   Binding Agreement.  Subject to the limitation on the transferability
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of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

      15.   Conditions to Exercise.  The Exercise Price for this option must be
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paid in the legal tender of the United States.  Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).
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      16.   Plan Governs.  This Agreement is subject to all of the terms and
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provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

      17.   Board Authority.  The Board shall have the power to interpret the
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Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Board in such connection shall be final and binding upon the Director, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

      18.   Captions.  The captions provided herein are for convenience only and
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are not to serve as a basis for interpretation or construction of this
Agreement.

      19.   Agreement Severable.  In the event that any provision in this
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Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the Grant Date.


                              CENTRAL GARDEN & PET COMPANY



                              By ______________________________
                                 Title:

____________________________
    Director Signature


____________________________

____________________________
         Address

____________________________
   Social Security Number